Exhibit 4.1

THE SECURITIES EVIDENCED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.

SOURCE FINANCIAL, INC.

12% CONVERTIBLE PROMISSORY CONVERTIBLE NOTE

Amount:	$	Note No.:

Issuance Date:

SOURCE FINANCIAL, INC., a Delaware corporation (the "Company") for value received, hereby promises to pay to Robert S. Pearson or its registered assigns (the "Holder"), on ________ (the "Maturity Date") at the principal offices of the Company, the principal sum of $_________in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on the outstanding principal balance at the Maturity Date as hereinafter provided (the “Convertible Convertible Note”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set for in the Convertible Note Purchase Agreement, dated as of November __, 2012, and its attachments thereto (the “Note Purchase Agreement”)

1)	Interest

i)
Interest accrued during the term of this Convertible Note in its entirety on or within five (5) calendar days of the Maturity Date. The Convertible Note will bear interest at the rate of Twelve percent (12%) per annum on the outstanding principal balance until this Convertible Note shall be paid in full.

2)	Conversion

a)
Conversion.   The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date to convert all or any part of the outstanding and unpaid principal amount of this Convertible Note into fully paid and non-assessable shares of the Company’s common stock, $0.001 par value per share (the “Shares”).  The number of Shares to be issued upon each conversion of this Convertible Note shall be determined by dividing the amount of principal and accrued interest to be converted (“Conversion Amount”) by $1.75 (the “Conversion Price”). Notwithstanding the foregoing, the Holder shall be subject to the conversion limitation pursuant to Sections 1.3 and 5.2 of the Convertible Note Purchase Agreement.

b)	Method of Conversion .

i)
Mechanics of Conversion .   This Convertible Note may be converted by the Holder in whole or in part at any time from time to time after the Convertible Note is issued to the Holder, by (A) submitting to the Company a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) surrendering this Convertible Note at the principal office of the Company.

ii)
Delivery of Shares Upon Conversion .   Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Shares issuable upon such conversion within five (5) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Convertible Note).

3)
Concerning the Shares.  The Shares issuable upon conversion of this Convertible Note may not be sold or transferred unless  (i) such Shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such Shares are sold or transferred pursuant to Rule 144 under the Securities Act of 1933, as amended (or a successor rule) (“ Rule 144 ”).  Until such time as the Shares issuable upon conversion of this Convertible Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Shares issuable upon conversion of this Convertible Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Act and the Shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Shares issuable upon conversion of this Convertible Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Shares issuable upon conversion of this Convertible Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

4)	Transfers of Convertible Note. The Holder agrees that the Convertible Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of.

5)
Prepayment. The principal amount of this Convertible Note with interest due thereon to the date of prepayment may be prepaid by the Company, in whole or in part, without premium or penalty, at any time.

2

6)	Events of Default.

a)
This Convertible Note shall become and be due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called "events of default", shall happen and be continuing and such default shall not be cured by the Company within 30 days of written notice of such default:

i)	Default in the payment of the principal and interest on this Convertible Note when and as the same shall become due and payable, whether by acceleration or otherwise;

ii)	Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

iii)	General assignment by the Company for the benefit of creditors;

iv)	Filing by the Company of voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors; or

v)
Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 120 days.

vi)
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Convertible Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Convertible Note, if mutilated, the Company shall execute and deliver a new Convertible Note of like tenor and date. Any such new Convertible Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Convertible Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

vii)
The Company’s common stock shall cease to be quoted for trading or listed for trading on either the Over-The-Counter Pink Sheets Market, OTC Bulletin Board (“OTCBB”), NYSE, the NYSE Amex or NASDAQ (each, a “ Subsequent Market ”) and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting;

viii)
The Company shall fail for any reason to deliver certificates representing the Shares to a Holder prior to the fifth (5 th ) Trading Day after a Conversion Date or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Convertible Note in accordance with the terms hereof;

7)	Miscellaneous

a)
The Company may consider and treat the person in whose name this Convertible Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Convertible Note shall be overdue) and the Company shall not be affected by any notice to the contrary. The registered owner of this Convertible Note shall have the right to transfer it by assignment, subject to the provisions contained herein, and the transferee thereof shall, upon his registration as owner of this Convertible Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Convertible Note to the Company at its principal offices. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Convertible Note may be registered in the name of the transferee. This Convertible Note is transferable only on the books of the Company by the Holder hereof, in person or by his attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Convertible Note not registered at the time of sending the communication.

b)
Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Convertible Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Convertible Note, if mutilated, the Company shall execute and deliver a new Convertible Note of like tenor and date. Any such new Convertible Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Convertible Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

c)	This Convertible Note shall be construed and enforced in accordance with the laws of the State of California.

3

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed as of the Issuance Date set out above.

SOURCE FINANCIAL, INC.

By:
Name: Edward C. DeFeudis
Title: President

EXHIBIT A

SOURCE FINANCIAL, INC.

CONVERSION NOTICE

Reference is made to the Convertible Note (the "Convertible Note ") issued to the undersigned by SOURCE FINANCIAL, INC. (the "Company").  In accordance with and pursuant to the Convertible Note and Note Purchase Agreement, the undersigned hereby elects to convert the Conversion Amount (as defined in the Convertible Note) of the Convertible Note indicated below into shares of common stock par value $0.001   per share (the “Shares") of the Company, as of the date specified below, subject to the conversion limitation pursuant to Sections 1.3 and 5.2 of the Note Purchase Agreement.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:	$1.75

Number of Shares to be issued:

Number of Shares issued under the Note Purchase Agreement, including this Conversion, not to exceed 600,000 shares:
Please issue the Shares into which the Convertible Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)